Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-199692) pertaining to the 2014 Long-Term Incentive Compensation Plan of Investar Holding Corporation,
2.Registration Statement (Form S-8 No. 333-201880) pertaining to the 401(k) Plan of Investar Holding Corporation,
3.Registration Statement (Form S-8 No. 333-218231) pertaining to 2017 Long-Term Incentive Compensation Plan of Investar Holding Corporation’
4.Registration Statement (Form S-3 No. 333-215238),
5.Registration Statement (Form S-3MEF No. 333-216851),
6.Registration Statement (Form S-4 No. 333-228621),
7.Registration Statement (Form S-3 No. 333-236315), and
8.Registration Statement (Form S-3 No. 333-249912)

of Investar Holding Corporation (the “Company”) and any related Prospectus of our reports dated March 10, 2021, related to our audit of the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company included in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ HORNE LLP

Baton Rouge, Louisiana
March 10, 2021